SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2005

(Date of earliest event reported): February 28, 2005

PEC SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-30271	54-1339972
(Commission File No.)	(IRS Employer Identification No.)

12730 Fair Lakes Circle Fairfax, Virginia 22033
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 679-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CGR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 28, 2005, the Board of Directors of PEC Solutions, Inc. (“PEC”) accelerated the vesting of certain unvested and “out-of-the-money” stock options previously awarded to employees, officers and directors of the company under the PEC Solutions, Inc. 2000 Stock Incentive Plan.  An option was considered “out-of-the-money” if the stated exercise price was greater than $11.35, the closing price of PEC’s common stock on Friday, February 25, 2005.  Outstanding unvested options that had an exercise price equal to or less than $11.35 were unaffected by this action and will continue to vest according to their original vesting schedule.

Holders of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, were given the election to decline the accelerated vesting of their options to the extent that such acceleration would have the effect of changing the status of any such option for federal income tax purposes from an ISO to a non-qualified stock option.

Because these options have exercise prices in excess of current market value (are “out-of-the-money”), and are not fully achieving their original objectives of incentive compensation and employee retention, PEC expects that the accelerated vesting may have a positive effect on employee morale, retention and perception of option value.  This acceleration of vesting eliminates any future compensation expense the company would otherwise recognize in its income statement with respect to these options in connection with the implementation of the Financial Accounting Standard Board statement titled Share-Based Payment (commonly referred to as FAS 123R), on July 1, 2005.  As a result of the acceleration, PEC expects to reduce its non-cash compensation expenses related to these options by a total of  $9.5 million before taxes (approximately $5.9 million in 2005,  $3.3 million in 2006, $300,000 in 2007, and $35,000 in 2008), based on estimated value calculations using the Black-Scholes methodology.

Attached hereto as Exhibit 99 and incorporated herein by reference is a copy of PEC’s March 3, 2005 press release announcing the acceleration of vesting for out-of-the-money stock options as described above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

99                                    Press Release dated March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEC SOLUTIONS, INC.

Date: March 3, 2005	By:	/s/ Stuart R. Lloyd
Stuart R. Lloyd
Chief Financial Officer, Senior Vice President, Treasurer and Director (Principal Financial Officer and Accounting Officer)